Exhibit 1.1

PEPCO HOLDINGS, INC.

(a Delaware corporation)

15,584,415 Shares of Common Stock

PURCHASE AGREEMENT

Dated:  March 5, 2012

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SECTION 4.		Covenants of the Company.	15

(a)		Preparation and Filing of the Prospectus	15
(b)		Review of Amendments and Supplements	16
(c)		Free Writing Prospectuses	16
(d)		Notification of Commission Comments and Orders, Etc	16
(e)		Delivery of Registration Statements	16
(f)		Delivery of Prospectuses	16
(g)		Continued Compliance with Securities Laws	17
(h)		Blue Sky Qualifications	17
(i)		Rule 158	18
(j)		Filing Fees	18
(k)		Use of Proceeds	18
(l)		Listing	18
(m)		Restriction on Sale of Securities	18

SECTION 5.		Payment of Expenses.	18

(a)		Expenses Payable by the Company	18
(b)		Expenses Payable by the Underwriters and the Forward Counterparty	19
(c)		Expenses Upon Termination	19

SECTION 6.		Conditions of Underwriters’ and Forward Counterparty’s Obligations; Termination of Agreement.	19

(a)		Conditions	19
	(i)	No Stop Order; Commission Filings	19
	(ii)	Opinions of Counsel for Company	20
	(iii)	Opinion of Counsel for Underwriters	20
	(iv)	No Material Adverse Change; Officers’ Certificate	20
	(v)	Accountant’s Comfort Letter	20
	(vi)	Bring-down Comfort Letter	20
	(vii)	Approval of Listing	21
	(viii)	Lock-up Agreements	21
	(ix)	Conditions to Purchase of Option Securities	21
	(x)	Additional Documents	21
(b)		Termination of Agreement	22

SECTION 7.		Indemnification.	22

(a)		Indemnification of Underwriters	22
(b)		Indemnification of Company, Directors and Officers	23
(c)		Actions against Parties; Notification	23

SECTION 8.		Contribution.	23

SECTION 9.		Representations, Warranties and Agreements to Survive.	25

SECTION 10.		Termination of Agreement.	25

(a)		Termination; General	25
(b)		Liabilities	25

SECTION 11.		Default by One or More of the Underwriters.	25

SECTION 12.		Issuance and Sale by the Company.	26

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SCHEDULES
Schedule A	-	List of Underwriters	Sch A-1
Schedule B	-	Issuer Free Writing Prospectuses	Sch B-1
Schedule C	-	List of Designated Subsidiaries	Sch C-1
Schedule D	-	List of Persons to Execute Lock-Up Agreements	Sch D-1

EXHIBITS	-
Exhibit A	-	Form of Opinion of Kirk J. Emge, Esq.	A-1
Exhibit B	-	Form of Opinion of Covington & Burling LLP	B-1
Exhibit C	-	Form of Opinion of Davis Polk & Wardwell LLP	C-1
Exhibit C	-	Form of Lock-Up Agreement	D-1
Exhibit D	-	Form of Additional Forward Agreement	E-1

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DB Draft of 5/23/07

PEPCO HOLDINGS, INC.

(a Delaware corporation)

15,584,415 Shares of Common Stock

PURCHASE AGREEMENT

March 5, 2012

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Acting in its Capacity as Forward Counterparty

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10017

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

As Representatives of the Several Underwriters

Ladies and Gentlemen:

Pepco Holdings, Inc., a Delaware corporation (the “Company”) and Morgan Stanley & Co. LLC, in its capacity as a forward seller, confirm their respective agreements with Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC (“JPMorgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA”) and Citigroup Global Markets Inc. (“Citi”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Morgan Stanley, JPMorgan, BofA and Citi are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Forward Counterparty and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth in Schedule A (the “Borrowed Initial Securities”), (ii) the grant by the Forward Counterparty or the Company, as applicable, to the Underwriters, in each case acting severally and not jointly, of the option described in Section 3(b) hereof to purchase all or any part of the additional shares of Common Stock set forth in Schedule A hereto to cover over-allotments, if any (in the case of both clauses (i) and (ii), subject to certain conditions set forth herein).  Any shares of Common Stock sold to the Underwriters by the Forward Counterparty pursuant to Section 3(b)(i) hereof upon exercise of the overallotment option are referred to as the “Borrowed Option Securities”, and any shares of Common Stock sold to the Underwriters by the Company pursuant to Section 3(b)(ii) hereof upon exercise of the overallotment option are referred to as the “Company Option Securities.”  The Borrowed Initial Securities and any Company Top-Up Initial Securities (as defined in Section 12 hereof) are referred to herein collectively as the “Initial Securities.”  The Company Top-Up Initial Securities, the Company Option Securities and any Company Top-Up Option Securities are referred to herein collectively as the “Company Securities.”  The Company Option Securities, the Company Top-Up Option Securities and the Borrowed Option Securities are referred to as the “Option Securities.”  The Borrowed Initial Securities and the Borrowed Option Securities are referred to herein collectively as the “Borrowed Securities.”  The Borrowed Securities and any Company Securities are referred to herein collectively as the “Securities.”

As used herein, the term “Forward Agreement” refers to the letter agreement dated the date hereof between the Company and Morgan Stanley, in its capacity as a forward purchaser, relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Agreement), of a number of shares of Common Stock equal to the number of Borrowed Initial Securities sold by the Forward Counterparty pursuant to this purchase agreement (this “Agreement”).  Morgan Stanley, in its capacity as forward seller and/or forward purchaser, as described above, is hereinafter referred to as the “Forward Counterparty”.

The Company understands that the Underwriters propose to make a public offering of the Securities promptly after this Agreement has been executed and delivered.

On September 20, 2010, the Company filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-169477), for the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).

SECTION 1. Certain Definitions.

When used in this Agreement, the following terms have the meanings specified below:

“Accounting Controls” has the meaning set forth in Section 2(a)(xxi)(A)(I).

“Additional Forward Agreement” has the meaning set forth in Section 3(b)(i).

“Agreements and Instruments” has the meaning set forth in Section 2(a)(xii).

“Applicable Time” means 6:00 P.M. (Eastern time), on March 5, 2012.

“Base Prospectus” means the base prospectus relating to the Securities filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission prior to the date of this Agreement.

“Closing Time” has the meaning set forth in Section 3(f).

“Company Top-Up Initial Securities” has the meaning set forth in Section 12(a).

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“Company Top-Up Option Securities” has the meaning set forth in Section 12(a).

“Defaulted Securities” has the meaning set forth in Section 11.

“Designated Subsidiary” or “Designated Subsidiaries” has the meaning set forth in Section 2(a)(vii).

“Disclosure Controls” has the meaning set forth in Section 2(a)(xxi)(A)(II).

“Disclosure Package” means, collectively, (i) the Pricing Prospectus, (ii) the information with respect to the initial public offering price per share of the Securities, the number of Initial Securities, the maximum number of Option Securities and the Closing Time and (iii) each General Use Free Writing Prospectus listed on Schedule B.

“DTC” has the meaning set forth in Section 3(h).

“EDGAR” has the meaning set forth in this Section 1(d).

“Effective Time” means the date and time of the effectiveness of the Registration Statement for purposes of paragraph (f)(2) of Rule 430B of the 1933 Act Regulations, as applied to the Underwriters.

“Environmental Laws” has the meaning set forth in Section 2(a)(xx).

“GAAP” has the meaning set forth in Section 2(a)(iv).

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified on Schedule B.

“Governmental Licenses” has the meaning set forth in Section 2(a)(xvi).

“Hazardous Materials” has the meaning set forth in Section 2(a)(xx).

“Internal Controls” has the meaning set forth in Section 2(a)(xxi)(A)(III).

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined by Rule 433 of the 1933 Act Regulations (“Rule 433”)) with respect to the Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by its being so specified on Schedule B.

“Material Adverse Change” has the meaning set forth in Section 2(a)(v).

“Material Adverse Effect” has the meaning set forth in Section 2(a)(vi).

“Notice of Completion” has the meaning set forth in Section 3(i).

“Option Date of Delivery” has the meaning set forth in Section 3(b).

“Option Purchase Price” has the meaning set forth in Section 3(b).

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“Preliminary Prospectus” means either (i) the Base Prospectus or (ii) the Base Prospectus as supplemented by a preliminary prospectus supplement provided by the Company to the Underwriters for use in connection with the offering of the Securities, in either case as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).

“Pricing Prospectus” means the Preliminary Prospectus in the form most recently provided to the Underwriters for use in connection with the offering of the Securities prior to the Applicable Time.

“Prospectus” means the Base Prospectus as supplemented by the final prospectus supplement relating to the offer and sale of the Securities, as filed with the Commission pursuant to Rule 424(b).

“PwC” has the meaning set forth in Section 6(a)(v).

“Registration Statement” means, as of any particular time, the Company’s automatic shelf registration statement on Form S-3 (No. 333-169477), referred to above, including (a) any amendments thereto at such time (whether by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (b) the exhibits and schedules thereto at such time and (c) any prospectus filed with the Commission pursuant to Rule 424(b) that, in accordance with Rule 430B of the 1933 Act Regulations (“Rule 430B”), is deemed to be a part thereof.

“Regulation S-T” means Regulation S-T of the Commission.

“Regulation S-X” means Regulation S-X of the Commission.

“Repayment Event” has the meaning set forth in Section 2(a)(xii).

“Reporting Controls” has the meaning set forth in Section 2(a)(xxi)(A)(III).

“Rule 405” means Rule 405 of the 1933 Act Regulations.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

The foregoing definitions are subject to the following qualifications:

(a)           all references in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any of the financial statements, schedules or other information that is “contained”, “included” or “stated” (or other words of like import) therein shall be deemed to include the information contained in  documents filed with the Commission under the 1934 Act, that (i) are incorporated, or deemed incorporated, therein by reference  pursuant to Item 12 of Form S-3 under the 1933 Act, to the extent such information has not been superseded or modified in accordance with Rule 412 under the 1933 Act (as qualified by Rule 430B(g) of the 1933 Act Regulations) and (ii) (A) in the case of references to the “Registration Statement” are filed with the Commission at or prior to the Effective Time and (B) in the case of references to any “Preliminary Prospectus” or the “Prospectus” are filed with the Commission at or prior to the date thereof;

(b)           all references in this Agreement to an amendment to the Registration Statement shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act;

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(c)           all references in this Agreement to an amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; and

(d)           all references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 2. Representations and Warranties.

(a) Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter and the Forward Counterparty on the date of this Agreement, at the Applicable Time, at the Closing Time and as of each Option Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(i) Compliance with Securities Law Requirements.

(A) Well-Known Seasoned Issuer Status.  At the time the Registration Statement was filed with the Commission and as of the most recent amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations.

(B) Eligibility to Use Form S-3.  At the time the Registration Statement was filed with the Commission and at the time of the most recent amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act, the Company met the requirements for use of Form S-3 under the 1933 Act.

(C) Status and Content of the Registration Statement.  The Registration Statement became effective automatically upon the filing thereof with the Commission under the 1933 Act on September 20, 2010.  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement has been complied with.  At the time the Registration Statement became effective, at the time of each amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act and at the Effective Time, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  At the Effective Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(D) Status and Content of the Preliminary Prospectus.  Each Preliminary Prospectus, as of its date and at the time it was filed with the Commission, conformed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Preliminary Prospectus delivered to the Underwriters in connection

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with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (except that the registration fee table has been deleted from the cover thereof), except to the extent permitted by Regulation S-T.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(E) Issuer Free Writing Prospectuses.  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.  Each General Use Issuer Free Writing Prospectus, at the time it was filed with the Commission pursuant to Rule 433, and each Limited Use Issuer Free Writing Prospectus, at the time it was presented to prospective investors, (i) did not include any information that conflicts with (A) the information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement, and not superseded or modified, or (B) the information contained in the Company’s periodic and current reports filed with the Commission pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated or deemed incorporated by reference in the Registration Statement, and not superseded or modified, and (ii) complied in all other respects with the requirements of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164).  No order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission.

(F) Content of the Disclosure Package.  The Disclosure Package, and the Disclosure Package considered together with any Limited Use Issuer Free Writing Prospectus, at the Applicable Time, did not, and, at the Closing Time (and, if any Option Securities are purchased, at each Option Date of Delivery), will not, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(G) Status and Content of the Prospectus.  The Prospectus, as of its date, at the time it is filed with the Commission and at the Closing Time (and, if any Option Securities are purchased, at each Option Date of Delivery), will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus delivered to the Underwriters in connection with the offering of the Securities will be identical to the copy thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table has been deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(H) Description and Filing of Contracts and Documents.  All contracts or documents that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement have been so described and filed as required.

(ii) Incorporated Documents.  The documents incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as applicable, in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when filed did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not

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misleading.  Without limiting the generality of the foregoing, the executive compensation information included in the amendment to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, complied in all material respects with the requirements of Item 402 and was true and correct in all material respects as of the date of such report.

(iii) Independent Accountants.  The accountants who audited the consolidated financial statements and financial statement schedules included in the Registration Statement, the Disclosure Package and the Prospectus are independent registered public accountants within the meaning of Regulation S-X of the Commission.

(iv) Financial Statements.  The consolidated financial statements, together with the respective schedules and notes relating thereto, included in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with  United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  Any pro forma financial information included in the Registration Statement, the Disclosure Package or the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The financial statements and other financial data included in the Registration Statement, each Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K.

(v) No Material Adverse Change in Business.  Since the date of the latest audited balance sheet included in the Disclosure Package and the Prospectus and except as disclosed therein, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change, a “Material Adverse Change”).

(vi) Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such effect, a “Material Adverse Effect”).

(vii) Subsidiaries of the Company.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), each of which is listed on Schedule C

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hereto, and each additional subsidiary listed on Schedule C hereto (together with the significant subsidiaries, each, a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for preferred stock, is owned by the Company, directly or through subsidiaries.  All capital stock of each Designated Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Designated Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Designated Subsidiary.

(viii) Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus (except for any issuances subsequent to the date of the latest balance sheet included in the Registration Statement, the Disclosure Package and the Prospectus pursuant to reservations, employee benefit plans, non-employee director plans and shareholder plans of the Company and its subsidiaries, which reservations or plans are referred to in the Disclosure Package and the Prospectus).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of the Securities.  The Company Securities (if any) have been duly authorized by the Company and, if and when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.  The maximum number of shares of Common Stock to be delivered to the Forward Counterparty, whether pursuant to Physical Settlement or Net Share Settlement (each as defined in the Forward Agreement or the Additional Forward Agreement (if any), as applicable), as a result of an Acceleration Event (as defined in such agreement) or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to the Forward Counterparty pursuant to the Forward Agreement or Additional Forward Agreement, as applicable, against payment of any consideration required to be paid by the Forward Counterparty pursuant to such agreement, will be duly authorized, validly issued and fully paid and nonassessable and the issuance thereof will not be subject to any preemptive or similar rights of any securityholder of the Company.

(xi) Descriptions of the Forward Agreement and the Securities.  The descriptions of the Forward Agreement and the Common Stock contained in the Registration Statement, the Disclosure Package and the Prospectus are accurate in all material respects; no holder of the Securities will be subject to personal liability in respect of liabilities of the Company solely by reason of being a holder of the Securities; and the issuance of the Company Securities (if any) is not subject to the preemptive or other similar rights of any securityholder of the Company.

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(xii) Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective certificate or articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults as have not resulted, and are not reasonably expected to result, in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Forward Agreement and the Additional Forward Agreement (if any), and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Company Securities (if any) and the use of the proceeds from the sale of any Company Securities as described in the Registration Statement, the Disclosure Package and the Prospectus) and compliance by the Company with its obligations hereunder and therewith, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xiii) Absence of Labor Disputes.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

(xiv) Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, that (A) is required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and is not disclosed as required, (B) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Forward Agreement or the Additional Forward Agreement (if any) or the performance by the Company of its obligations thereunder or (C) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, could reasonably be expected to result in a Material Adverse Effect.  The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

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(xv) Absence of Further Requirements.  All filings with, and authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees of, any court or governmental authority or agency that are necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of any Company Securities hereunder or the issuance or sale of Common Stock under the Forward Agreement or the Additional Forward Agreement (if any) or the consummation of the transactions contemplated by this Agreement or the Forward Agreement or the Additional Forward Agreement (if any) have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or under state securities laws, and the Company has complied with all terms and conditions contained in such authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees as have been obtained.

(xvi) Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and are in compliance with the terms and conditions of all such Governmental Licenses, except (a) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or (b) where the failure so to possess any such Governmental License or to comply therewith would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, the revocation or modification of which would, singly or in the aggregate, result in a Material Adverse Effect.

(xvii) Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries.

(xviii) Leases.  All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort asserted by anyone adverse to the rights of the Company or such subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, that, if the subject of an adverse decision, ruling or finding, would have a Material Adverse Effect.

(xix) Investment Company Act.  The Company is not, and upon the issuance and sale of the Company Securities (if any) as herein contemplated, the issuance or sale of Common Stock under the Forward Agreement or the Additional Forward Agreement (if any) and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an

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“investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xx) Environmental Laws.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

(xxi) Internal Controls.  (A)  The Company has established and maintains the following:

(I) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act (the “Accounting Controls”);

(II) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act (the “Disclosure Controls”); and

(III) “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the 1934 Act (the “Reporting Controls” and, together with the Accounting Controls and the Disclosure Controls, the “Internal Controls”);

(B) The Internal Controls are evaluated by the Company periodically as appropriate and, in any event, as required by law;

(C) Based on the most recent evaluations of the Accounting Controls, the Accounting Controls perform the functions for which they were established in all material respects;

(D) As of the most recent date as of which the effectiveness of the design and operation of the Disclosure Controls were evaluated by the Company, the Disclosure Controls were effective to provide reasonable assurance that material information relating to the Company and its subsidiaries that is required to be disclosed in reports filed with, or submitted to, the

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Commission under the 1934 Act (I) is recorded, processed, summarized and reported within the time periods specified by the Commission rules and forms and (II) is accumulated and communicated to management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure;

(E) As of the most recent date as of which the Reporting Controls were evaluated by the Company, the Reporting Controls were effective based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission; and

(F) Since the respective dates as of which the Internal Controls were last evaluated, nothing has come to the attention of the Company that has caused the Company to conclude that (I) the Accounting Controls do not perform the functions for which they were established in all material respects or (II) the Disclosure Controls or the Reporting Controls are not effective (within the meaning of the evaluation standards identified above).

(xxii) Compliance with Sarbanes Oxley.  The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange that have been adopted thereunder, all to the extent that such act and such rules and regulations are in effect and applicable to the Company.

The representations and warranties in subsection (a)(i)(C), (a)(i)(D), (a)(i)(F) and (a)(i)(G) shall not apply to any statements in or omissions from the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein.

(b) Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters in connection with the offer and sale of the Securities and the execution and delivery of the Forward Agreement and Additional Forward Agreement (if any) shall be deemed a representation and warranty by the Company to each Underwriter, the Forward Counterparty as to the matters covered thereby.

(c) Representations and Warranties of the Forward Counterparty.  The Forward Counterparty represents and warrants to, and agrees with, each Underwriter and the Company, on the date of this Agreement, at the Closing Time and as of each Option Date of Delivery (in the case of a sale of Securities pursuant to Section 3(b)(i) hereof) that:

(i) Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Forward Counterparty and, at the relevant Closing Time or Option Date of Delivery, the Forward Counterparty shall have the full right, power and authority to sell, transfer and deliver the Borrowed Initial Securities or the Borrowed Options Securities, as the case may be, to the extent that it is required to transfer such Borrowed Securities hereunder.

(ii) Authorization of Forward Agreement.  The Forward Agreement and the Additional Forward Agreement (if any), as applicable, have been duly authorized, executed and delivered by the Forward Counterparty and constitute valid and binding agreements of the Forward Counterparty, enforceable against the Forward Counterparty in accordance with their terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

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The Forward Counterparty will, at the relevant Closing Time or Option Date of Delivery, have the free and unqualified right to transfer any Borrowed Initial Securities or Borrowed Option Securities, as the case may be, to the extent that it is required to transfer such Borrowed Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Securities purchased by it from the Forward Counterparty, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

SECTION 3. Sale and Delivery to Underwriters; Closing; Covenants of the Underwriters.

(a) Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Forward Counterparty and (with respect to any Company Top-Up Initial Securities) the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Forward Counterparty and (with respect to any Company Top-Up Initial Securities) the Company, at the price per share of $18.57625, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Underwriters shall have the right, severally and not jointly, to purchase up to 2,337,662 additional shares of Common Stock, pursuant to clause (i) or clause (ii) below,  at the price per share set forth in subsection (a) of this Section; provided, however, that the purchase price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities (the “Option Purchase Price”).  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase from the Forward Counterparty or the Company, as applicable, that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.  Following delivery of a notice of exercise of the overallotment option by the Representatives to the Company:

(i) Borrowed Option Securities.  The Company may, in its sole discretion, within one business day after such notice is given, execute and deliver to the Forward Counterparty an additional forward agreement in the form attached hereto as Exhibit D, between the Company and the Forward Counterparty (an “Additional Forward Agreement”), providing for the forward sale by the Company of a number of shares of Common Stock equal to the aggregate number of

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Option Securities being purchased pursuant to the exercise of the overallotment option.  Upon the Company’s execution and delivery to the Forward Counterparty of the Additional Forward Agreement, the Forward Counterparty shall promptly execute and deliver to the Company the Additional Forward Agreement, and, upon such execution and delivery, on the basis of the representations and warranties contained herein and subject to the conditions stated herein, each of the Forward Counterparty and (with respect to any Company Top-Up Option Securities) the Company, severally and not jointly, hereby agrees to sell to the several Underwriters such Option Securities at the Option Purchase Price.

(ii) Company Option Securities.  If the Company does not timely execute and deliver the Additional Forward Agreement pursuant to clause (i) above, then on the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the Option Securities at the Option Purchase Price.

(c) Failure to Borrow.  In the event that, in the commercially reasonable judgment of the Forward Counterparty, the Forward Counterparty is unable to borrow and deliver for sale under this Agreement all of the Borrowed Initial Securities or the Calculation Agent (as such term is defined in the Forward Agreement) determines that it is either impracticable for the Forward Counterparty to do so or the Forward Counterparty would incur a stock loan cost in excess of a rate equal to 200 basis points per annum to do so, then the Forward Counterparty shall only be required to deliver for sale to the Underwriters at the Closing Time the aggregate number of shares of Common Stock that the Forward Counterparty is able to so borrow at or below such cost.

(d) Failure to Borrow Option Securities.  In the event that, in the commercially reasonable judgment of the Forward Counterparty, the Forward Counterparty is unable to borrow and deliver for sale under this Agreement all of the Borrowed Option Securities or the Calculation Agent (as such term is defined in any Additional Forward Agreement) determines that it is impracticable for the Forward Counterparty to do so or the Forward Counterparty would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then the Forward Counterparty shall only be required to deliver for sale to the Underwriters on the relevant Option Date of Delivery the aggregate number of shares of Common Stock that the Forward Counterparty is able to so borrow at or below such cost.

(e) Notification.  If (i) pursuant to Section 3(c), the Forward Counterparty does not borrow and deliver for sale to the Underwriters at the Closing Time the total number of Borrowed Initial Securities, or (ii) pursuant to Section 3(d), the Forward Counterparty does not borrow and deliver for sale to the Underwriters on the relevant Option Date of Delivery the total number of Borrowed Option Securities, the Forward Counterparty will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Closing Time or relevant Option Date of Delivery, as the case may be.

(f) Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Covington & Burling LLP at 1201 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or at such other place as shall be agreed upon by the Representatives, the Forward Counterparty and the Company, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Forward Counterparty and the Company (such time and date of payment and delivery being herein called “Closing Time”).

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In addition, in the event that any or all of the Option Securities are to be purchased by the Underwriters, payment of the Option Purchase Price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Forward Counterparty and the Company, on each Option Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made by wire transfer of immediately available funds to a bank account designated by the Forward Counterparty (or, in the case of delivery by the Company in accordance with Section 3(b)(ii), 3(c) or 3(d), the Company), against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized Morgan Stanley, for its account, to accept delivery of, receipt for, and to make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Any or all of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Option Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(g) Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Option Date of Delivery, as the case may be.  Subject to the provisions of subsection (h) below, the certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in Washington D.C. not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or relevant Option Date of Delivery, as the case may be.

(h) Delivery of Global Securities.  In lieu of the delivery to the Underwriters of certificates representing the Securities at the Closing Time and on each Option Date of Delivery, as contemplated above, the Forward Counterparty (or, in the case of delivery by the Company in accordance with Section 3(b)(ii), 3(c) or 3(d), the Company), with the approval of the Representatives, may deliver one or more global Securities to a custodian for The Depository Trust Company (“DTC”), to be held by DTC initially for the accounts of the several Underwriters.

(i) Notice of Completion.  Promptly after the completion of the distribution of the Securities by the Underwriters, the Representatives shall deliver to the Company a notice in writing confirming the completion of the distribution (the “Notice of Completion”).

(j) Use of Free Writing Prospectuses.  Each Underwriter, severally and not jointly, represents and agrees that it has not made and, without the prior written consent of the Company and the Representatives, will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405) that the Company would be required to file with the Commission under Rule 433.

SECTION 4. Covenants of the Company.

(a) Preparation and Filing of the Prospectus.  The Company will prepare the Prospectus and, after affording the Representatives the opportunity to comment thereon, file the Prospectus with the Commission in accordance with Rule 424(b) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.

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(b) Review of Amendments and Supplements.  The Company will not amend the Registration Statement, or amend or supplement the Prospectus, prior to the delivery of the Notice of Completion without providing notice to the Representatives and the Forward Counterparty at least 24 hours, or such shorter period as is reasonably required by the circumstances, prior to the filing thereof with the Commission.  Except in the case of any such amendment or supplement to be made by the filing under the 1934 Act of a document that will be incorporated by reference in the Registration Statement or the Prospectus that would be made by the Company irrespective of the offer and sale of the Securities, the Company will not effect such amendment or supplement without the consent of the Representatives on behalf of the Underwriters and the Forward Counterparty, such consent not to be unreasonably withheld or delayed.  Neither the consent of the Representatives and the Forward Counterparty, nor the delivery of any such amendment or supplement to any Underwriter or the Forward Counterparty shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

Prior to the delivery of the Notice of Completion, the Company will notify the Representatives and the Forward Counterparty immediately, and confirm such notice in writing, when any post-effective amendment to the Registration Statement shall have been filed or shall become effective and when any supplement to the Prospectus or any amended Prospectus shall have been filed.

(c) Free Writing Prospectuses.  Other than any Issuer Free Writing Prospectus listed on Schedule B, the Company has not made and, without the consent of the Representatives on behalf of the Underwriters and the Forward Counterparty, will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined by Rule 405, including an Issuer Free Writing Prospectus.

(d) Notification of Commission Comments and Orders, Etc.  The Company will notify the Representatives and the Forward Counterparty of (i) the receipt of any comments from the Commission with respect to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, including any request by the Commission for any amendment, supplement or additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or the initiation or threatening of any proceeding for such purpose.  The Company will make every reasonable effort to prevent the issuance of any stop order and, in the event of any stop order, to obtain the lifting thereof as soon as possible.

(e) Delivery of Registration Statements.  The Company will deliver to each of the Representatives and the Forward Counterparty and to counsel for the Underwriters, upon request and without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including, in each case, all exhibits filed therewith or incorporated by reference).  Such copies of the Registration Statement and amendments thereto so furnished to the Representatives and the Forward Counterparty will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table may be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(f) Delivery of Prospectuses.  The Company has delivered to each Underwriter and the Forward Counterparty, without charge, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectus as such party reasonably requested, and the Company hereby consents to the use of such copies by the Underwriters for purposes of the offer and sale of the Securities in a manner consistent with the 1933 Act and the 1933 Act Regulations.  The Company will furnish to each Underwriter and the Forward Counterparty, without charge, during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered under the 1933 Act, such

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number of copies of the Prospectus (and any supplements thereto and amendments thereof) as such party may reasonably request.  Such copies of the Prospectus (and supplements thereto and amendments thereof) so furnished will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table may be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(g) Continued Compliance with Securities Laws.  (i)  Until the Notice of Completion has been delivered, the Company will file all reports and other documents that it is required to file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and will otherwise comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(ii)           The Company will notify the Representatives and the Forward Counterparty promptly if, prior to the delivery of the Notice of Completion, (A) any filing is made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction  or (B) any material change occurs in or affecting the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise that (I) is not disclosed in the Registration Statement or the Prospectus or (II) makes any statement in the Registration Statement or the Prospectus false or misleading.

(iii)           Upon any notification pursuant to clause (ii)(B) above, or if prior to delivery of the Notice of Completion any event shall occur as a result of which it is necessary, in the reasonable judgment of the Company or of the Representatives and the Forward Counterparty, (A) to amend the Registration Statement in order that it shall not, as of the Effective Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or otherwise to comply with the requirements of the 1933 Act or the 1933 Act Regulations or (B) to amend the Prospectus in order that it shall not, as of the time it (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to purchasers, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading or otherwise to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter and the Forward Counterparty such number of copies of such amendment or supplement as such party may reasonably request.

(h) Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to take such action, if any, as may be required to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will notify the Representatives and the Forward Counterparty of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will make every reasonable effort to prevent any such suspension and, in the event of any such suspension, to obtain the lifting thereof as soon as possible.

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(i) Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and Rule 158 thereunder.

(j) Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(k) Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(l) Listing.  The Company will use its commercially reasonable efforts to effect the listing of any Company Securities and Common Stock issued pursuant to the Forward Agreement and Additional Forward Agreement (if any) on the New York Stock Exchange.

(m) Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives and the Forward Counterparty, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and Common Stock issued pursuant to the Forward Agreement and Additional Forward Agreement (if any), (B) any shares of Common Stock issued by the Company upon the vesting, exercise, conversion or exchange of a security that is outstanding on the date hereof, (C) any shares of Common Stock issued pursuant to, or options to purchase Common Stock, restricted stock, restricted stock units, performance units or other equity awards granted under, any employee benefit, equity incentive, non-employee director stock compensation, or other compensatory plan of the Company or any of its subsidiaries that exists on the date hereof, (D) transactions in Common Stock or Common Stock equivalents effected under any of the Company’s retirement, savings, deferred compensation or excess benefit plans existing on the date hereof, (E) any shares of Common Stock issued pursuant to any stockholder dividend reinvestment or stock purchase plan, (F) shares of Common Stock issued in connection with any business combination entered into by the Company or any of its subsidiaries, (G) the Company’s entry into the Forward Agreement and Additional Forward Agreement (if any) or (H) the filing of any registration statement under the 1933 Act with respect to any shares of Common Stock described in clauses (A) through (H).

SECTION 5. Payment of Expenses.

(a) Expenses Payable by the Company.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii)  the preparation, issuance and delivery of the certificate or certificates for any Company Securities to the Underwriters, including any stock or

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other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of any Company Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees (not to exceed $5,000) and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses incurred in connection with the listing of any Company Securities and Common Stock issued pursuant to the Forward Agreement and the Additional Forward Agreement (if any) on the New York Stock Exchange.

(b) Expenses Payable by the Underwriters and the Forward Counterparty.  Except as provided in subsection (a)(v) above and subsection (c) below or as is set forth in the Forward Agreement or the Additional Forward Agreement (if any), the Underwriters and the Forward Counterparty will pay all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the fees and disbursements of counsel for the Underwriters.  In addition, the Underwriters will reimburse the Company $431,249.98 in expenses incurred in connection with the transactions contemplated by this Agreement, which reimbursements shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives at the Closing Time.

(c) Expenses Upon Termination.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, (i) the Company shall reimburse the Underwriters and the Forward Counterparty for all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Underwriters and (ii) the Underwriters shall have no obligation to reimburse the Company for the amount described in the second sentence of the preceding paragraph.

SECTION 6. Conditions of Underwriters’ and Forward Counterparty’s Obligations; Termination of Agreement.

(a) Conditions.  The obligations of the several Underwriters hereunder and the obligations of the Forward Counterparty to deliver and sell the Borrowed Initial Securities at the Closing Time or the Borrowed Option Securities on any Option Date of Delivery are subject to the accuracy, as of the date of this Agreement, as of the Applicable Time and as of the Closing Time or any Option Date of Delivery, as the case may be, of the representations and warranties of the Company contained in Section 2 hereof and in all certificates of officers of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder to be performed at or prior to the Closing Time or relevant Option Date of Delivery, as the case may be, and to the following further conditions:

(i) No Stop Order; Commission Filings.  At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission in accordance with Rule 424(b).  Any material required to be filed by the

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Company pursuant to Rule 433(d) shall have been filed with the Commission in accordance with the applicable time periods prescribed for such filings under Rule 433.

(ii) Opinions of Counsel for Company.  At the Closing Time, the Representatives and the Forward Counterparty shall have received the opinions, dated the date of the Closing Time, of Kirk J. Emge, Esq., Senior Vice President and General Counsel of the Company, substantially in the form of Exhibit A hereto, Covington & Burling LLP, counsel for the Company, substantially in the form of Exhibit B hereto and Davis Polk & Wardwell LLP, special counsel for the Company, substantially in the form of Exhibit C hereto, together with signed or reproduced copies thereof for each of the other Underwriters.

(iii) Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives and the Forward Counterparty shall have received the opinion, dated the date of the Closing Time, of Dewey & LeBoeuf LLP, counsel for the Underwriters, as to such matters as the Underwriters and the Forward Counterparty shall reasonably request, together with signed or reproduced copies thereof for each of the other Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel to the Company.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(iv) No Material Adverse Change; Officers’ Certificate.  At the Closing Time, (A) there shall not have been (I) since the date of the latest audited balance sheet included in the Disclosure Package and except as disclosed therein or (II) since the Applicable Time, any Material Adverse Change or any development reasonably likely to result in a Material Adverse Change and (B) the Representatives and the Forward Counterparty shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated the date of the Closing Time, to the effect that (I) there has been no such Material Adverse Change or any such development, (II) the representations and warranties in Section 2(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (III) the Company has complied with all agreements and satisfied all conditions on its part required by this Agreement to be performed or satisfied at or prior to the Closing Time, and (IV) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the signers, contemplated by the Commission.

(v) Accountant’s Comfort Letter.  On the date of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP (“PwC”) a letter dated such date, in form and scope consistent with PwC’s internal guidelines for the delivery of comfort letters and, in any event, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of, and certain financial information relating to, the Company contained in the Registration Statement and the Prospectus.

(vi) Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from PwC a letter dated the date of the Closing Time, in form and scope consistent with PwC’s internal guidelines for the delivery of comfort letters and, in any event, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced

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copies of such letter for each of the other Underwriters, to the effect that such firm reaffirms the statements made in the letter furnished pursuant to clause (v) above, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

(vii) Approval of Listing.  Any Company Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(viii) Lock-up Agreements.  At the Closing Time, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(ix) Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise the option set forth in Section 3(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries delivered pursuant to the provisions hereunder shall be true and correct as of each Option Date of Delivery, the conditions set forth in clauses (i), (iv)(A) and (vii) above shall be and remain satisfied on and as of such Option Date of Delivery and, at such Option Date of Delivery, the Representatives and the Forward Counterparty shall have received:

(A) Officers’ Certificate.  A certificate, dated such Option Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to clause (iv) above remains true and correct as of such Option Date of Delivery.

(B) Opinions of Counsel for Company.  The opinions of Kirk J. Emge, Esq., Covington & Burling LLP and Davis Polk & Wardwell LLP in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Option Date of Delivery, relating to the Option Securities to be purchased on such Option Date of Delivery and otherwise to the same effect as the opinions required by clause (ii) above.

(C) Opinion of Counsel for Option Underwriters.  The opinion of Dewey & LeBoeuf LLP, counsel for the Underwriters, dated such Option Date of Delivery, relating to the Option Securities to be purchased on such Option Date of Delivery and otherwise to the same effect as the opinion required by clause (iii) above.

(D) Bring-down Comfort Letter.  A letter from PwC, in form and scope consistent with PwC’s internal guidelines for the delivery of comfort letters and, in any event, in form and substance reasonably satisfactory to the Representatives, and dated such Option Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to clause (v) above, except that the “specified date” referred to therein shall be a date not more than three business days prior to such Option Date of Delivery.

(x) Additional Documents.  At the Closing Time and at each Option Date of Delivery, counsel for the Underwriters shall have been furnished with such additional documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the offering and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the offering and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, the Forward Counterparty and counsel for the Underwriters.

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(b) Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled with respect to the purchase of the Initial Securities, this Agreement and all obligations of the Underwriters and the Forward Counterparty hereunder may be terminated at, or any time prior to, the Closing Time, or in the case of any condition not so fulfilled with respect to the purchase of the Option Securities, the obligations of the Underwriters and the Forward Counterparty under this Agreement with respect to the Option Securities may be terminated at, or at any time prior to, the relevant Option Date of Delivery, by the Representatives and the Forward Counterparty by notice to the Company at any time at or prior to the Closing Time or such Option Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 5 and except that Sections 2, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and the Forward Counterparty, their respective directors and officers and each person, if any, who controls any Underwriter or the Forward Counterparty within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission in either case of the nature described in clause (i) above; provided that any such settlement is effected with the written consent of the Company; and

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

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(b) Indemnification of Company, Directors and Officers.  Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Forward Counterparty and the Company, their respective directors and officers, and each person, if any, who controls the Forward Counterparty or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a), counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by the Company (and, in the case of the Forward Counterparty, the Forward Counterparty).  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 7 or contribution could be sought under Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 8. Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

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The relative benefits received by the Company, the Underwriters and the Forward Counterparty in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreement and any Additional Forward Agreement, assuming, in each case, full Physical Settlement (as defined therein) on the Effective Date (as defined therein)), the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus and, in the case of the Forward Counterparty, the Spread (as defined in the Forward Agreement or Additional Forward Agreement, as applicable) deducted from the Forward Price (as defined therein), net of any costs associated therewith, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by any indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter or the Forward Counterparty within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter or the Forward Counterparty and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several (and not joint) in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto.

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SECTION 9. Representations, Warranties and Agreements to Survive.

All of the respective representations, warranties and agreements of the Company, the Underwriters and the Forward Counterparty contained in this Agreement, or in certificates of officers of the Company delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter and the Forward Counterparty or controlling person of any Underwriter and the Forward Counterparty or by or on behalf of the Company, or any director, officer or controlling person of the Company, and shall survive delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination; General.  The Representatives may terminate this Agreement, by notice to the Company and the Forward Counterparty, at any time at or prior to the Closing Time, or at any time after the Closing Time and at or prior to any Option Date of Delivery, (i) if there has been (A) since the date of the latest audited balance sheet included in the Disclosure Package and except as disclosed therein or (B) since the Applicable Time, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the NYSE Alternext U.S. or in the NASDAQ Global Market or the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of such exchanges or Nasdaq Stock Market, Inc. with respect to such markets or by order of the Commission or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities.

(b) Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof; and provided, further, that Sections 2, 7, 8 and 9  shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at the Closing Time or at any Option Date of Delivery to purchase the Securities which it or they are then obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters approved by the Company and the Forward Counterparty, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth.  If, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24 hour period, then:

(i)           if the number of Defaulted Securities does not exceed 10% of the aggregate number of Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that

25

their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the aggregate number of Securities to be purchased hereunder, this Agreement (or, with respect to any Option Date of Delivery, the obligation of the Underwriters to purchase, and the Forward Counterparty or Company, as applicable, to sell the Option Securities) shall terminate without liability on the part of any non-defaulting Underwriter, the Forward Counterparty or the Company, except as provided in Section 5 and except that Sections 2, 7, 8 and 9 shall survive any such termination and remain in full force and effect with respect to any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives, the Forward Counterparty and the Company shall have the right to postpone the Closing Time or the relevant Option Date of Delivery for a period not exceeding seven days (but, in the case of an Option Date of Delivery, not beyond the 30th day after the date of this Agreement) in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.  As used in this Agreement, the term “Underwriter” includes any person substituted for a defaulting Underwriter under this Section 11.

SECTION 12. Issuance and Sale by the Company.

(a) Issuance by Company.  In the event that the Forward Counterparty shall be relieved of its obligation to deliver and sell any shares of Common Stock to the Underwriters as contemplated in Section 3(c), 3(d) or 6 hereof, and the Forward Counterparty does not so deliver such shares, the Company shall issue and sell to the Underwriters, pursuant to Section 3 hereof, in whole but not in part an aggregate number of shares of Common Stock equal to the number of shares that the Forward Counterparty does not deliver and sell to the Underwriters.  In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Time or Option Date of Delivery for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.  The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 12 in lieu of Borrowed Initial Securities are referred to herein as the “Company Top-Up Initial Securities” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 12 in lieu of Borrowed Option Securities are referred to herein as the “Company Top-Up Option Securities.”

(b) Liability.  The Forward Counterparty shall have no liability whatsoever for any Borrowed Securities that it does not deliver and sell to the Underwriters or any other party as contemplated in the first sentence of subsection (a) of this Section 12.

SECTION 13. Notices.

All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if received by mail or transmitted by any standard form of telecommunication.  Notices to the Forward Counterparty shall be directed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, attention of Equity Syndicate; notices to the Underwriters shall be directed to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, attention of ECMS Desk (facsimile 212-507-4189), J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, attention of Equity Syndicate Desk, Merrill Lynch, Pierce, Fenner & Smith

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Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department with a copy to ECM Legal (at the same address) and Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, attention of General Counsel; and notices to the Company shall be directed to it at 701 Ninth Street, N.W., Washington, D.C. 20068, attention of Treasurer.

SECTION 14. Parties in Interest.

This Agreement shall inure to the benefit of and be binding upon the Forward Counterparty, the Underwriters and the Company and their respective successors.  Nothing expressed in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Forward Counterparty, the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Forward Counterparty, the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and the Forward Counterparty, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter and the Forward Counterparty is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) none of the Underwriters nor the Forward Counterparty has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter or the Forward Counterparty has advised or is currently advising the Company on other matters) and no Underwriter or the Forward Counterparty has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, the Forward Agreement and any Additional Forward Agreement, (d) the Underwriters and the Forward Counterparty and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) none of the Underwriters nor the Forward Counterparty has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16. Governing Law and Time.

This Agreement, and any claim, controversy or dispute relating to or arising under this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.  Specified times of day refer to New York City time.

SECTION 17. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

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SECTION 18. Entire Agreement.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Underwriters and the Forward Counterparty with respect to the subject matter of this Agreement.

SECTION 19. Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Forward Counterparty and the Company in accordance with its terms.

Very truly yours,

Pepco Holdings, Inc.

By:	/s/ JOSEPH M. RIGBY
Name: Joseph M. Rigby
Title: Chairman, President and Chief Executive Officer

Morgan Stanley & Co. LLC,
acting in its capacity as Forward Counterparty

By:	/s/ RENOS SAVVIDES
Name: Renos Savvides
Title: Vice President

Confirmed And Accepted,
as of the date first above written:

Morgan Stanley & Co. LLC

By:	/s/ RENOS SAVVIDES
Name: Renos Savvides
Title: Vice President

J.P. Morgan Securities LLC

By:	/s/ LEE STETTNER
Name: Lee Stettner
Title: Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ JEFF KULIK
Name: Jeff Kulik
Title: Managing Director

Citigroup Global Markets InC.

By:	/s/ JACK PARIS
Name: Jack Paris
Title: Managing Director

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SCHEDULE A

Name of Underwriter	Number of Initial Securities	Maximum Number of Option Securities to be Purchased

Morgan Stanley & Co. LLC	3,506,493	525,975
J.P. Morgan Securities LLC	3,506,493	525,974
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,337,662	350,649
Citigroup Global Markets Inc.	2,337,662	350,649
Barclays Capital Inc.	779,221	116,883
Credit Suisse Securities (USA) LLC	779,221	116,883
RBS Securities Inc.	779,221	116,883
Scotia Capital (USA) Inc.	779,221	116,883
Wells Fargo Securities, LLC	779,221	116,883

Total	15,584,415	2,337,662

Sch A-1

SCHEDULE B

Issuer Free Writing Prospectuses

General Use Issuer Free Writing Prospectuses (intended for general distribution)

None.

Limited Use Issuer Free Writing Prospectuses (not intended for general distribution)

1.           Electronic Roadshow, dated March 5, 2012

Sch B-1

SCHEDULE C

List of Designated Subsidiaries

Atlantic City Electric Company
Delmarva Power & Light Company
Conectiv, LLC
Potomac Electric Power Company
Pepco Energy Services, Inc.
Potomac Capital Investment Corporation

Sch C-1

SCHEDULE D

List of Persons to Execute Lock-Up Agreements

Joseph M. Rigby
Anthony J. Kamerick
David M. Velazquez
Kirk J. Emge
John U. Huffman

Sch D-1

Exhibit A

Form of Opinion of Kirk J. Emge, Esq.

to be Delivered Pursuant to Section 6(a)(ii)

March 9, 2012

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

As Forward Counterparty

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10017

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

As Representatives of the several Underwriters

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Pepco Holdings, Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the offer and sale of 15,584,415 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to a Purchase Agreement, dated March 5, 2012 (the “Purchase Agreement”), among the Company, Morgan Stanley & Co. LLC (“Morgan Stanley”), acting as forward counterparty (the “Forward Counterparty”), and Morgan Stanley, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., individually and acting as representatives of each of the other underwriters named in Schedule A thereto (collectively, the “Underwriters”). For purposes of this letter, the “Securities” consist of [(i)] 15,584,415 outstanding shares of Common Stock borrowed from third parties and sold by the Forward Seller (the [“Borrowed Initial Securities”][“Borrowed Securities”]); [(ii) [__________] shares of Common Stock issued and sold by the Company (the [“Company Top-Up Initial Securities”][“Company Securities”]); [(iii) [_________] outstanding shares of Common Stock borrowed from third parties and sold by the Forward Counterparty to cover over-allotments (the “Borrowed Option Securities”)]; [and (iv) [_________] shares of Common Stock issued and sold by the Company to cover over-allotments (the “Company Option Securities”)].  [The Company Top-Up Initial Securities and the Company Option Securities are referred to herein collectively as the “Company Securities.”]

Contemporaneously with the execution of the Purchase Agreement, the Company entered into a confirmation, dated March 5, 2012 (the “Forward Agreement”) with the Forward Counterparty relating to the forward sale by the Company to the Forward Counterparty of a number of shares of Common Stock equal to the number of Borrowed [Initial] Securities.  [On [March __], 2012, the Company and the Forward Counterparty entered into an additional confirmation (the “Additional Forward Agreement”), relating to the forward sale by the Company to the Forward Counterparty of a number of shares of Common Stock equal to the number of Borrowed Option Securities.]

This opinion is being delivered to you in accordance with Section 6(a)(ii) and Section 6(a)(ix)(B) of the Purchase Agreement.  Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Purchase Agreement.

I, or my representatives, have reviewed:

(i)           the Purchase Agreement;

(ii)           the Company’s Registration Statement on Form S-3ASR, Registration No. 333-169477, filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2010 (the “Registration Statement”), registering, inter alia, the Securities for sale under the Securities Act of 1933, as amended (the “1933 Act”);

(iii)           the preliminary prospectus, consisting of the prospectus, dated September 20, 2010 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated March 5, 2012, with respect to the offer and sale of the Securities, filed with the Commission on March 5, 2012, pursuant to Rule 424(b) under the 1933 Act (the “Pricing Prospectus”);

(iv)           the information with respect to the initial public offering price per share of the Securities, the [aggregate] number of Borrowed Initial Securities [and Company Top-Up Initial Securities], the maximum [aggregate] number of Borrowed Option Securities [and Company Option Securities] and the Closing Time (as defined in the Purchase Agreement) (such information, together with the Pricing Prospectus, the “Disclosure Package”);

(v)           the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated March 5, 2012, with respect to the offer and sale of the Securities, filed with the Commission on March 6, 2012, pursuant to Rule 424(b) under the 1933 Act (the “Prospectus”); and

(vi)           [a copy of Certificate No. [____] representing the Company Securities – to be inserted if there are any Company Securities].

I, or my representatives, also have examined or caused to be examined originals, or copies that have been certified or otherwise identified to my or their satisfaction as being true copies, of such other instruments, certificates and other documents or records as I or they have deemed necessary or appropriate to enable me to render the opinions set forth below.  In my or my representatives’ review and examination, I or they have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or them as originals, and the conformity to original documents of all documents submitted to me or them as copies.

Based upon the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

1.           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.           The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

3.           Each Designated Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each Designated Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; the capital stock of each Designated Subsidiary owned by the Company, directly or through subsidiaries, is owned free from any liens or encumbrances; and, to the best of my knowledge, the capital stock of each other subsidiary owned by the Company, directly or through subsidiaries, is owned free from any liens or encumbrances.

4.           All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

5.           The Company has corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement and the Forward Agreement.

6.           The Company’s entry into and performance of its obligations under the Purchase Agreement[, and its issuance and sale of the Company Securities,] has been approved by requisite corporate action.

7.           The execution, delivery and performance by the Company of the Purchase Agreement and the Forward Agreement[, and the issuance and sale of the Company Securities by the Company,] will not result in a breach or violation of any of the terms and provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties that in my experience customarily applies to transactions of the type contemplated by the Purchase Agreement, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the certificate of incorporation or bylaws of the Company or any such subsidiary, except, in the cases of clauses (i) and (ii) above, for any such breach, violation, default, Repayment Event or lien, charge or encumbrance upon any property or assets of the Company, that would not result in a Material Adverse Effect.

8.           No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Purchase Agreement or the Forward Agreement, except such as have already been obtained or such as may be required under state securities laws, as to which no opinion is rendered, and the Company has complied, in all material respects, with all terms and conditions contained in all such consents, approvals, authorizations and orders as have been obtained.

9.           The [Company Securities and the] shares of Common Stock to be issued and sold to the Forward Counterparty upon physical settlement of the Forward Agreement, if any (the “Forward Company Securities”), have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable.

10.           The issuance of [the Company Securities and ]the Forward Company Securities is not subject to the statutory preemptive rights of any securityholder of the Company.

11.           The Registration Statement is effective under the 1933 Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.  The Pricing Prospectus and the Prospectus have each been filed in the manner and within the time period required by Rule 424(b) under the 1933 Act.

12.           The documents incorporated or deemed incorporated in the Prospectus by reference (other than (i) the financial statements, including the notes thereto, the financial schedules and the other financial data included or incorporated by reference therein,  as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

13.           The form of certificate used to evidence [the Company Securities and ]the Forward Company Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and bylaws of the Company and with the requirements of the New York Stock Exchange.

14.           Except as disclosed in the Prospectus, there is not pending or, to the best of my knowledge, threatened, action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus and make no representations that I have independently verified the accuracy, completeness or fairness of such statements, except insofar as such statements refer specifically to me.  However, based on my or my representatives’ examination of the Registration Statement, the Disclosure Package and the Prospectus, on my general familiarity with the affairs of the Company and on my or my representatives’ participation in conferences with officials and other representatives of, and other counsel for, the Company, with PricewaterhouseCoopers LLP, the independent accountants of the Company, and with your representatives and your counsel, I do not believe that (a) the Registration Statement, on the date of the effectiveness of the Registration Statement, as provided in Rule 430B(f)(2) under the 1933 Act contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package, as of the Applicable Time (as specified in the Purchase Agreement), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date contained, or as of the date hereof contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The foregoing statement is subject to the qualification that I am not expressing any opinion or belief as to the financial statements, including the notes thereto, the financial schedules and the other financial and statistical information and data included or omitted from or incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

I am a member of the Bar of the District of Columbia and the State of Maryland, and I express no opinion herein as to any laws other than the laws of the District of Columbia, the General Corporation Law of the State of Delaware, the federal law of the United States of America and, with respect to the opinions set forth in paragraph 3, the Virginia Stock Corporation Act, the Maryland General Corporation Law and the New Jersey Business Corporation Act.

The opinions contained herein are rendered solely for your benefit and may not be relied on by any other person, except that I hereby authorize Dewey & LeBoeuf LLP, in connection with rendering its opinion to you on the date hereof relating to the offer and sale of the Securities, to rely on this opinion with respect to matters governed by the laws of the District of Columbia, the State of Delaware (except such matters that relate expressly to the Company, are governed by the Delaware General Corporation Law and are expressly addressed therein), the Virginia Stock Corporation Act, the Maryland General Corporation Law and the New Jersey Business Corporation Act. The opinions expressed in this letter are limited to the matters set forth herein, and no opinion should be inferred beyond those opinions expressly stated.  I assume no obligation to advise you of any facts that come to my attention, or any changes in law, subsequent to the date hereof.

Very truly yours,

Kirk J. Emge

Exhibit B

Form of Opinion of Covington & Burling LLP

to be Delivered Pursuant to Section 6(a)(ii)

March 9, 2012

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

As the Forward Counterparty

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10017

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

As a representative of the several Underwriters

Ladies and Gentlemen:

We have acted as special counsel to Pepco Holdings, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale of 15,584,415 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to a Purchase Agreement, dated March 5, 2012 (the “Purchase Agreement”), among the Company, Morgan Stanley & Co. LLC (“Morgan Stanley”), acting as forward counterparty (the “Forward Counterparty”), and Morgan Stanley, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., individually and acting as representatives of each of the other underwriters named in Schedule A thereto (collectively, the “Underwriters”).   For purposes of this letter, the “Securities” consist of (i) 15,584,415 outstanding shares of Common Stock borrowed from third parties and sold by the Forward Counterparty ([the “Borrowed Initial Securities”] [the “Borrowed Securities”]); [(ii) [_____] shares of Common Stock issued and sold by the Company (the [“Company Top-Up Initial Securities”] [the “Company Securities”]); [(iii) [_____] outstanding shares of Common Stock borrowed from third parties and sold by the Forward Seller to cover over-allotments (the “Borrowed Option Securities”)]; [(iv)

[____] shares of Common Stock issued and sold by the Company to cover over-allotments (“Company Option Securities”)].   [The Company Top-Up Initial Securities and the Company Option Securities are referred to herein collectively as the “Company Securities.”]

Contemporaneously with the execution of the Purchase Agreement, the Company entered into a confirmation, dated March 5, 2012 (the “Forward Agreement”), with the Forward Counterparty relating to the forward sale by the Company to the Forward Counterparty of a number of shares of Common Stock equal to the number of Borrowed Initial Securities. [On [March __], 2012, the Company and the Forward Counterparty entered into an additional confirmation (the “Additional Forward Agreement”), relating to the forward sale by the Company to the Forward Counterparty of a number of shares of Common Stock equal to the number of Borrowed Option Securities.]

This opinion is being delivered to you in accordance with Section 6(a)(ii) and Section 6(a)(ix)(B) of the Purchase Agreement.  Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Purchase Agreement.

We have reviewed:

(i)           the Purchase Agreement;

(ii)           the Company’s Registration Statement on Form S-3ASR, Registration No. 333-169477, filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2010 (the “Registration Statement”), registering, inter alia, the Securities for sale under the Securities Act of 1933, as amended (the “1933 Act”);

(iii)           the preliminary prospectus, consisting of the prospectus, dated September 20, 2010 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated March 5, 2012, with respect to the offer and sale of the Securities, filed with the Commission on March 5, 2012, pursuant to Rule 424(b) under the 1933 Act (the “Pricing Prospectus”);

(iv)       the information with respect to the initial public offering price per share of the Securities, the [aggregate] number of Borrowed Initial Securities [and Company Top-Up Initial Securities], the maximum [aggregate] number of Borrowed Option Securities [and Company Option Securities] and the Closing Time (as defined in the Purchase Agreement) (such information, together with the Pricing Prospectus, the “Disclosure Package”);

 (v)           the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated March 5, 2012, with respect to the offer and sale of the Securities, filed with the Commission on March 6, 2012, pursuant to Rule 424(b) under the 1933 Act (the “Prospectus”); and

(vii)           [a copy of Certificate No. [____] representing the Company Securities-- to be inserted if there are any Company Securities].

We also have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.  We have assumed further that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Company has all requisite power, authority and legal right and has obtained all authorizations and approvals of governmental authorities necessary [(A) to issue and sell the Company Securities-- to be inserted if there are any Company Securities and (B)] to execute, deliver and perform its obligations under the Purchase Agreement and the Forward Agreement [and the Additional Forward Agreement], [and] (iii) the Forward Agreement [and the Additional Forward Agreement each] has been duly authorized by all requisite corporate action on the part of the Company, has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the parties thereto.

We have made no investigation for the purpose of verifying the assumptions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and on information regarding the Company contained in the Registration Statement and the Prospectus.

As used in this opinion, all references to the “Registration Statement,” the “Pricing Prospectus” and the “Prospectus” include the filed information included in any document filed by the Company under the Securities Exchange Act of 1934, as amended, that in accordance with the terms of the Registration Statement, Pricing Prospectus or Prospectus is incorporated or is deemed incorporated by reference therein, except to the extent such information has been modified or superseded by information in the Registration Statement, Pricing Prospectus or Prospectus or by later filed material so incorporated.

The qualification in paragraph [3] of this letter “to the best of our knowledge” means the actual knowledge, but not constructive or imputed knowledge, of the attorneys in our firm who have given substantive attention to the transaction that is the subject of this opinion, without any representation or implication that any inquiry has been made with respect to such statements.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1.           The Company has duly authorized, executed and delivered the Purchase Agreement.

2.           [The Company Securities have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and nonassessable, and no holder of the Company Securities is or will be subject to personal liability in respect of liabilities of the Company solely by reason of being a holder of the Company Securities. -- to be inserted if there are any Company Securities]

3.           The Registration Statement is effective under the 1933 Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.  The Pricing Prospectus and the Prospectus have each been filed in the manner and within the time period required by Rule 424(b) under the 1933 Act.

4.           The Registration Statement, on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the 1933 Act, and the Prospectus, as of the date thereof (excluding (i) the documents incorporated or deemed incorporated in the Registration Statement or the Prospectus by reference, (ii) the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included therein and (iii) the Forward Sale Information (as defined below), as to each of which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder.

5.           The information in the Prospectus under “Description of Common Stock,” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of the Company’s certificate of incorporation and bylaws or legal conclusions, has been reviewed by us and is accurate in all material respects.

6.           The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

In addition, as special counsel to the Company, we reviewed the Registration Statement, the Disclosure Package and the Prospectus and participated in discussions with your representatives and those of the Company, your counsel and the Company’s accountants.  On the basis of the information which was reviewed by us in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the Federal securities laws, we confirm to you, solely in your capacities as representatives of the several Underwriters, that nothing which came to our attention in the course of such review has caused us to believe that (a) the Registration Statement on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the 1933 Act contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package as of the Applicable Time (as specified in the Purchase Agreement) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus as of its date contained, or as of the date hereof contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, except as specified in paragraph [5] above.  Also, we do not express any opinion or belief as to (i) the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included or incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, or (ii) the following information (collectively, the “Forward Sale Information”):

•	the Forward Agreement [and any Additional Forward Agreement];

•	the section of the Pricing Prospectus and the Prospectus headed:

o	“Underwriting—Forward Transactions”; and

•
any other information in the Disclosure Package or the Prospectus that refers to or purports to describe the Forward Agreement[, any Additional Forward Agreement] and the transactions effected or to be effected pursuant thereto.

We are members of the bar of the District of Columbia and the State of New York.  We do not express any opinion herein on any laws other than the law of the State of New York, the Delaware

General Corporation Law and, to the extent expressly referred to herein, the Federal law of the United States of America.

This letter is given to you as representatives of the several Underwriters, and, other than the opinion set forth in paragraph 2, to Morgan Stanley in its capacity as the Forward Counterparty, and is solely for your benefit. It may not be disclosed to or relied upon by any other person without our written consent.

Very truly yours

Exhibit C

Form of Opinion of Davis Polk & Wardwell LLP

March 9, 2012

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10017

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

As Representatives of the several Underwriters named in
Schedule A to the Purchase Agreement referred to below

Ladies and Gentlemen:

We have acted as special counsel for Pepco Holdings, Inc., a Delaware corporation (the “Company”) in connection with the Forward Sale Agreement dated as of March 5, 2012 (the “Agreement”) between the Company and Morgan Stanley & Co. LLC, as Forward Counterparty (the “Forward Counterparty”) [and the Additional Forward Sale Agreement dated as of [    ], 2012 (the “Additional Agreement”) between the Company and the Forward Counterparty]1 ([in each case,] in respect of which Morgan Stanley will provide a guarantee and will act as a “Credit Support Provider” of the Forward Counterparty).  We are rendering this opinion pursuant to Section 6(a)(ii) of the Purchase Agreement dated March 5, 2012 (the “Purchase Agreement”), among the Company, the Forward Counterparty and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., individually and acting as representatives of each of the other underwriters named in Schedule A thereto (collectively, the “Underwriters”) related to the offer and sale of shares of common stock, par value $0.01, of the Company (the “Shares”).

1 Insert bracketed text relating to Additional Agreement if shoe will close on same day as base shares.

While we have not reviewed nor participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-169477) (nor have we reviewed nor participated in the preparation of the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, we have participated in the preparation of the portions of the preliminary prospectus supplement dated March 5, 2012 related to the offering of the Shares by the Company that describe the Agreement [and the Additional Agreement] and the portions of the prospectus supplement dated March 5, 2012 relating to the offering of Shares by the Company (the “Prospectus Supplement”) that describe the Agreement [and the Additional Agreement].  The registration statement at the date of the Purchase Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated September 20, 2010 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have reviewed executed copies of the Agreement [and the Additional Agreement].  We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.  In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements as to matters of fact in certificates of officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based on the foregoing, we have considered the statements included in the Prospectus (1) in the first and second paragraph on the cover page of the Prospectus Supplement, (2) in footnote one on the cover page of the Prospectus Supplement, (3) in the penultimate paragraph on the cover page of the Prospectus Supplement, (4) in the first and third footnote in the portion of the “Summary” section describing “The Offering” in the Prospectus Supplement, (5) opposite the caption, “Use of Proceeds” in the portion of the “Summary” section describing “The Offering” in the Prospectus Supplement, (6) in the risk factor related to the Agreement [and the Additional Agreement] under the caption “Risk Factors” in the Prospectus Supplement, (7) under the caption “Use of Proceeds” in the Prospectus Supplement, (8) under the caption “Underwriting—Forward Transactions” in the Prospectus Supplement and (9) under the caption “Underwriting—Over-Allotment Option” in the Prospectus Supplement, in each case, insofar as they summarize provisions of the Agreement [and the Additional Agreement].  In our opinion, such statements fairly summarize the Agreement [and the Additional Agreement] in all material respects.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Agreement[, the Additional Agreement] or the Shares solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Agreement [or the Additional Agreement] or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Underwriters in connection with the Purchase Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit D

Form of Lock-Up Agreement

PEPCO HOLDINGS, INC.
Lock-Up Agreement
March 5, 2012

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

As Representatives of the Several Underwriters

Ladies and Gentlemen:

The undersigned understands that Pepco Holdings, Inc., a Delaware corporation (the “Company”), has entered into a Purchase Agreement, dated March 5, 2012, (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, as the forward counterparty, yourselves and the other underwriters named on Schedule A thereto (collectively with yourselves, the “Underwriters”), for which Underwriters you are acting as representatives (the “Representatives”), providing for an offering (“Public Offering”) of shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company.

In order to induce the Underwriters that may participate in the Public Offering, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives on behalf of the Underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the meaning of rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”).

D-1

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the restrictions contained in this letter shall not apply to (i) transfers of shares of Common Stock or options to purchase the Common Stock made as a bona fide gift or gifts, provided that (A) the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (B) such gift is a charitable donation to a tax exempt organization in an amount of 5% or less of the Common Stock owned at the date hereof by the undersigned; (ii) transfers of shares of Common Stock or options to purchase the Common Stock made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and provided further that any such transfer shall not involve a disposition for value; (iii) sales under 10b-5(1) plans established prior to the date hereof; and (iv) the sale of shares of Common Stock to be received by the undersigned pursuant to an equity award granted under any compensatory plan of the Company solely to satisfy tax withholding obligations..  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

If for any reason the Purchase Agreement shall be terminated prior to the Closing Time (as defined in the Purchase Agreement), this Lock-Up Agreement shall terminate automatically.

Very truly yours,

Name: Title:

D-2

Exhibit E

Form of Additional Forward Agreement

[___]2, 2012

To:	Pepco Holdings, Inc.
701 Ninth Street, N.W.
Washington, DC 20068

From:	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036-8293

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (this “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.  In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern to the extent of such inconsistency.  In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern to the extent of such inconsistency.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law, without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law, (ii) the election of an executed guarantee of Morgan Stanley dated as of the Trade Date in substantially the form attached hereto as Annex C as a Credit Support Document and (iii) the election of Morgan Stanley as a Credit Support Provider in relation to Party A). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail to the extent of such inconsistency for the purpose of the Transaction to which this Confirmation relates.  The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates

2 Insert date on which option set forth in Section 3(b) of Purchase Agreement is exercised.

shall be governed by the Agreement.  For purposes of the 2002 Definitions, this Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	Morgan Stanley & Co. LLC

Party B:	Pepco Holdings, Inc.

Trade Date:	[___]3, 2012

Effective Date:	[___]4, 2012

Base Amount:
Initially, [___]5 Shares, subject to the provisions set forth under “Conditions to Effectiveness” below.  On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	The earlier of (i) March 5, 2013 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Base Amount is reduced to zero.

Forward Price:
On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date minus the Forward

3 Insert date on which option set forth in Section 3(b) of Purchase Agreement is exercised.

4 Insert relevant Option Date of Delivery (as such term is defined in the Purchase Agreement).

5 Insert number of Borrowed Option Securities (as such term is defined in the Purchase Agreement) to which this Confirmation relates.

Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD [___]6 per Share.

Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day minus (B) the Spread divided by (ii) 365.

USD-Federal Funds Rate:
For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Spread:	0.75%.

Forward Price Reduction Dates:	As set forth in Schedule I.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common Stock, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “POM”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Calculation Agent:
Morgan Stanley & Co. LLC.  Following any determination or calculation by the Calculation Agent hereunder, in its capacity as such, upon a written request by Party B, the Calculation Agent will provide to Party B, by e-mail to the e-mail address provided by Party B in such written request, a report (in a commonly used file format for the storage and manipulation of financial data) displaying, in reasonable detail, the basis for such determination or calculation, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models or other confidential or proprietary

6 Insert Option Purchase Price (as such term is defined in the Purchase Agreement).

information used by it for such determination or calculation.

Settlement Terms:

Settlement Date:
Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) three Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 20 Scheduled Trading Days (or other period of time as agreed between Party A and Party B) prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (x) the Maturity Date shall be a Settlement Date if, on such date, the Base Amount is greater than zero, (y) if Physical Settlement (or, subject to clause (z) below, Net Share Settlement) applies and the relevant Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) (or, with respect to Net Share Settlement, the Settlement Date specified pursuant to clause (z) below, if applicable) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day, and (z) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the relevant Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:
With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date, the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:	Physical Settlement, Cash Settlement or Net Share Settlement.

Settlement Method Election:
Applicable, at the election of Party B as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii)

with respect to any Settlement Shares in respect of which Party A is unable, in its commercially reasonable judgment, to unwind its hedge by the end of the relevant Unwind Period in compliance with Rule 10b-18 under the Exchange Act (assuming that purchases of Shares, in connection with such Settlement Notice, by Party A on each Unwind Day during such Unwind Period were instead made by Party B) or due to the lack of sufficient liquidity in the Shares on any Unwind Day during such Unwind Period, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”) or (iv) if the Maturity Date is a Settlement Date, in respect of such Settlement Date.  Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the 2002 Definitions.

Settlement Notice Requirements:
Each Settlement Notice shall specify the Settlement Date to which it relates, the number of Settlement Shares applicable to such Settlement Date and, subject to the next sentence, the related Settlement Method.  Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A, with such Settlement Notice, a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, (A) Party B is not aware of any material non-public information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws; (B) Party B is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exercisable or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exercisable or exchangeable for Shares); (C) the laws of Party B’s jurisdiction of organization permit Party B to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated herein and (y) a number of Shares with a value, as of the date hereof, equal to the product of (I) such number of Settlement Shares and (II) the Forward Price in effect on the date hereof; and (D) such election and settlement does not, as of the date such Settlement Notice is delivered by Party B, violate or conflict with any law, regulation or supervisory guidance applicable to Party B or any order or judgment of any court or other agency of government applicable to Party

B or any of its assets, and all governmental consents, if any, that are required to have been obtained by Party B with respect to such election or settlement have been obtained and are in full force and effect and all conditions of each such consent have been complied with.”

Unwind Day:
In respect of each Settlement Notice and related Settlement Date, each Exchange Business Day that is not a Suspension Day during the period (the “Unwind Period”) from, and including, the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of such Settlement Date to, and including, the date that precedes such Settlement Date by one Settlement Cycle, subject to “Termination Settlement” below.  If any Unwind Day is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of this Transaction (including, without limitation, the Cash Settlement Amount and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day, with such adjustments to be based, in the Calculation Agent’s commercially reasonable judgment, on, among other factors, the duration of any Market Disruption Event, if any, giving rise to such Disrupted Day and the volume, historical trading patterns and trading price of the Shares.

For greater clarity, with respect to any Settlement Date (x) in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of this Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares), resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date; and (y) in respect of which Net Share Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of this Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares), resulting in Party A’s synthetic purchase of) an aggregate number of Shares having an aggregate purchase price equal to the Net Share Purchase Price for such Settlement Date.

The parties hereto acknowledge and agree that they have entered into a substantially identical forward transaction with respect to 15,584,415 Shares pursuant to a confirmation dated as of March 5, 2012 (the “Base Confirmation”).  Party A and Party B agree that if Party B designates a Settlement Date under the Base Confirmation for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period (the “Matching Unwind Period”) under the Base Confirmation coincides for any period of time with an Unwind Period for the Transaction, then the Unwind Period under this Confirmation shall not commence (or, if the Unwind Period under this Confirmation has already commenced, such Unwind Period shall be suspended) until the Exchange Business Day immediately following the later of (i) the date Party A actually completes the unwind of its hedge with respect to the Base Confirmation in connection with the designation of such Settlement Date under the Base Confirmation, and (ii) the date the Matching Unwind Period ends.

Suspension Day:
Any Exchange Business Day on which Party A reasonably determines, based on the advice of counsel, that Cash Settlement or Net Share Settlement may violate applicable securities laws.  Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:
Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:
On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis.  If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then, at Party A’s election in its sole and absolute discretion, the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.  For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

Physical Settlement Amount:
For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Physical Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Physical Forward Price:
Means (x) on any day during the period from, and including, a Forward Price Reduction Date to, but excluding, the second Exchange Business Day immediately following such Forward Price Reduction Date, the Forward Price on such day, plus the Forward Price Reduction Amount for such Forward Price Reduction Date; and (y) on all other days, the Forward Price on such day.

Cash Settlement:
On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B by wire transfer of immediately available funds to an account designated by Party B.  If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A by wire transfer of immediately available funds to an account designated by Party A.  Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:
For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to (1) the product of (i) (A) the arithmetic average of the Forward Prices on each Unwind Day in the relevant Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, it being understood, for the avoidance of doubt, that the related Forward Price Reduction Amount(s) shall be accounted for pursuant to clause (2) below) minus (B) the arithmetic average of the 10b-18 VWAPs on each Unwind Day in such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for each Forward Price Reduction Date that occurs during such Unwind

Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:
On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith, reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.  In no event will Party B be required to return any Net Share Settlement Shares Party A has delivered to it pursuant to the proviso to the immediately preceding sentence.

Net Share Settlement Shares:
For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date minus (b) the number of Shares Party A actually purchases during the relevant Unwind Period for a total purchase price (the “Net Share Purchase Price”) equal to the difference between (1) the product of (i) the arithmetic average of the Forward Prices on each Unwind Day in such Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, it being understood, for the avoidance of doubt, that the related Forward Price Reduction Amount(s) shall be accounted for pursuant to clause (2) below) and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for each Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:
For any Unwind Day, the volume-weighted average price per Share at which the Shares trade as reported in the composite transactions for the Exchange on such Unwind Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Unwind Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Unwind Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Unwind Day that do not satisfy the requirements of Rule 10b-18(b)(3) under the Exchange Act, as determined in good faith by the Calculation Agent.  Party B acknowledges that the Calculation Agent may refer to the Bloomberg Page “POM <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Unwind Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Not applicable.

Other Applicable Provisions:
To the extent Party B is obligated to deliver Shares to Party A pursuant hereto, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the 2002 Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that each representation in Section 9.11 of the 2002 Definitions relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Party B is the issuer of the Shares shall be deemed to be deleted.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment, subject to the provisions set forth in clause (b) under “Acceleration Events” below.  For the avoidance of doubt, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of this Transaction to account for the diluting or concentrative effect of the applicable Potential Adjustment Event on the theoretical value of the Shares; provided that the Calculation Agent shall in no event require the Company to effect any Cash Settlement.

Additional Adjustment:
If the Calculation Agent determines that the actual cost to Party A, over any one-month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to this Transaction exceeds a weighted average rate equal to 25 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which such cost exceeded a weighted average rate equal to 25 basis points per annum during such period.  The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price, and, upon the request of Party B, Party A shall provide an itemized list of its stock loan costs for the applicable one-month period.  If the Calculation Agent determines that Party A’s stock loan costs over any trailing three-week period exceed a weighted average rate equal to 25 basis points per annum, Party A shall notify Party B of such fact no later than the Exchange Business Day following such determination.

Account Details:

Payments to Party A:	To be advised under separate cover or by telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or by telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3. Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained herein and in the Purchase Agreement dated March 5, 2012 between Party B and, as Representatives of the Several Underwriters, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (the “Purchase Agreement”), and any certificate delivered pursuant thereto, by Party B are true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B have performed all of the obligations required to be performed by it hereunder or under the Purchase Agreement on or prior to the Effective Date, (iii) the condition that Party B have delivered to Party A an opinion of counsel dated as of the Effective Date in substantially the form attached hereto as Annex B (subject to customary exceptions and limitations), (iv) the satisfaction or waiver of all of the conditions set forth in Section 6 of the Purchase Agreement, (v) the condition that the Purchase Agreement has not been terminated pursuant to Section 10(a) or Section 11(ii) thereof and (vi) the condition that neither of the following has occurred (A) in the commercially reasonable judgment of Party A, Party A is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) the Calculation Agent determines that either it is impracticable for Party A to do so or Party A would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so (in which event set forth in this clause (vi), this Confirmation shall be effective, but the Base Amount for this Transaction shall be the number of Shares Party A is able to so borrow at or below a stock loan cost of 200 basis points per annum, which number may, for the avoidance of doubt, be zero (and, for the avoidance of doubt, if the Base Amount is so reduced to zero, this Confirmation shall not be effective)).  Party B’s obligations hereunder shall be subject to the condition precedent that Party A, the Forward Seller and the Underwriters (as such terms are defined in the Purchase Agreement) have performed, on or prior to the Effective

Date, all of the obligations required to be performed by it prior to the Effective Date under the Purchase Agreement.

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; and (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction.  Party B acknowledges that Party A is not making any representations or warranties with respect to the treatment of the Transaction, including, without limitation, ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project.

As of the date hereof, Party B is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to materially impair Party B’s ability to perform its obligations hereunder.

Party B will, by the next succeeding New York Business Day, notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B:  Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)
All Shares, when issued and delivered in accordance with the terms of this Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)
Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of this Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of this Transaction, assuming Physical Settlement.  All Shares so issuable shall, upon such issuance, be approved for listing on the Exchange, subject only to official notice of issuance.

(c)
Party B agrees to provide Party A at least five Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that, alone or in the aggregate, would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 8.5% of the outstanding Shares or (ii) greater by 1.0% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or, in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any).  The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount, plus the “Base Amount,” as such term is defined in the Base

Confirmation, in each case, as of such day and (2) the denominator of which is the number of Shares outstanding on such day.

(d)
No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under the securities laws of any state or the District of Columbia.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 8.5%.

(f)
Neither Party B nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, the execution of any direct purchases by Party B or any of its affiliated purchasers or any purchases by a party to a derivative transaction with Party B or any of its affiliated purchasers), either under this Confirmation, under an agreement with another party or otherwise, that would cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to comply with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(g)
Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(h)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended).

(i)
In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of Party B (or if in the reasonable judgment of Party A, as previously notified in writing to Party B), such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(j)	Party B is not, and, after giving effect to the transactions contemplated hereby, will not be, an “investment company” (as defined in the Investment Company Act of 1940, as amended).

(k)
Party B is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares).

Covenant of Party B:

Subject to the provisions set forth below under the heading “Private Placement Procedures,” the parties acknowledge and agree that all Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and, when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to this Transaction, will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A (provided that such Shares may be subject to resale restrictions if the actions or status of any such securities lender would cause any such resale restrictions to apply by virtue of its share ownership in Party B or its status as an “affiliate” of Party B or otherwise).  Accordingly, subject to the provisions set forth below under the heading “Private Placement Procedures,” Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)
Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)
In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Party A shall, and shall cause its affiliates to, execute such purchases to unwind its hedge of its exposure to this Transaction in compliance with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases; provided that Party A’s obligations under this clause (b) shall be subject to applicable Securities and Exchange Commission or Staff no-action letters or interpretations as appropriate and subject to any delays between execution and reporting of a trade of the Shares on the applicable securities exchange or quotation system and other circumstances reasonably beyond Party A’s or such affiliates’ control.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of this Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) this Transaction shall automatically terminate on the date of any Insolvency Filing pursuant the provisions set forth in the immediately preceding paragraph solely to the extent that Party B failed to elect Physical Settlement of this Transaction pursuant to the provisions set forth above under the heading “Settlement Terms” prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If a record date for an Extraordinary Dividend occurs during the period from, and including, the Effective Date to, but excluding, the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of this Transaction), then, on the date on which Party B pays such Extraordinary Dividend to holders of record of the Shares, Party B shall pay, to Party A, an amount in cash equal to the product of such Extraordinary Dividend and the Base Amount as of such record date.  “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of Party B as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)
Stock Borrow Events.  The Calculation Agent determines that (A) Party A (or an affiliate of Party A) is unable to hedge Party A’s exposure to this Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or an affiliate of Party A) would incur a cost to borrow Shares to hedge its exposure to this Transaction that is greater than a rate equal to 200 basis points per annum (a “Stock Borrow Event”).

(b)
Dividends and Other Distributions.  On any day occurring on or after the Trade Date and prior to the Maturity Date, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent the sum of all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first such Forward Price Reduction Date on Schedule I or (ii) share capital or other securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction, for which the related record date occurs during the period from, and including, the Effective Date to, but excluding, the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of this Transaction) or (iii) any other type of securities (other than Shares), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price (as determined by the Calculation Agent) for which the related record date occurs during the period from, and including, the Effective Date to, but excluding, the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of this Transaction).  To the extent the declaration of a distribution, issue or dividend contemplated by this paragraph (b) would also be considered to be the type of event to which Calculation Agent Adjustment would apply as specified under “Adjustments – Method of Adjustment” above, the provisions of this paragraph (b) will apply and Calculation Agent Adjustment shall not apply.

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement.

(d)
Other ISDA Events.  The announcement of any event that if consummated, would result in an Extraordinary Event (and, for the avoidance of doubt, no Additional Disruption Event shall be applicable with respect to the definition of Extraordinary Event contained in the 2002 Definitions) or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, (x) it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and (y) if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange, then such exchange or quotation system shall be deemed to be the Exchange; provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation”; and provided further that “any applicable law or regulation”, as used in Section 12.9(a)(ii) of the 2002 Definitions shall include the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any rules and regulations promulgated thereunder and any similar law or regulation, without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted or rule or regulation promulgated, and the consequences set forth below under “Termination Settlement” shall apply to any Change in Law arising from any such act, rule or regulation.

(e)
Ownership Event.  The Calculation Agent determines that, on any day, as a result of this Transaction, the Share Amount (as defined below) for such day is equal to or exceeds the Post-Effective Limit (as defined below) for such day (if any applies).

For the avoidance of doubt, if any of the above events also constitutes an Insolvency Filing, then the consequences set forth under “Insolvency Filing” above shall apply.

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation or regulatory order that for any reason becomes applicable to ownership of Shares after the Trade Date (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Laws, as determined by the Calculation Agent.  The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under the Applicable Laws, as determined by the Calculation Agent, minus (y) 0.5% of the number of Shares outstanding.

Party A represents and warrants to and agrees with Party B that (i) Party A does not know, as of the Trade Date, of any event or circumstance that will cause the Share Amount to exceed the Post-Effective Limit on any day during the term of this Transaction and (ii) Party A will not knowingly cause the Share Amount to equal or exceed the Post-Effective Limit on any day during the term of this Transaction.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such

Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists.  If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply.  If an Acceleration Event occurs during any Unwind Period, then, on the Termination Settlement Date relating to such Acceleration Event, notwithstanding anything herein to the contrary, (i) the Settlement Date for such Unwind Period shall be the Termination Settlement Date; and (ii) Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of the Settlement Shares relating to such Unwind Period and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A or Party B otherwise determines, based on the advice of counsel, that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B does not have, and shall not attempt to exercise, any influence over how, when or whether Party A (or its agent or affiliate) effects purchases of Shares in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.  Party B represents to Party B and agrees that Party B has not entered into or altered, and will not enter into or alter, any hedging transaction relating to the Shares corresponding to or offsetting the Transaction.

Party B hereby agrees with Party A that during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below).  As of the Trade Date, Party B is not, and as of the Effective Date, Party B will not be, aware of any Material Non-Public Information.  For purposes of this Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares.  For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.  For purposes of this Transaction, “EDG Personnel” means Anthony Cicia, Usman Khan, Brian Lehman, John O’Dowd and Andrew Overton.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required, pursuant to this Transaction, to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement, any Private Placement Settlement or otherwise, more than a number of Shares (the “Capped Number of Shares”) equal to 1.75, multiplied by the initial Base Amount to Party A, subject to reduction by the aggregate number of Shares, if any, delivered by Party B in settlement of this Transaction on all prior Settlement Dates.  Party B represents and warrants to Party A (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number of Shares on such day is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction).

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder, without the prior written consent of Party B, to any affiliate of Party A whose obligations hereunder and under the Agreement are guaranteed by Morgan Stanley, so long as (a) such assignee or transferee is organized under the laws of the United States, any State thereof or the District of Columbia; (b) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (c) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer; and (d) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.  Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of this Transaction, and any such designee may assume such obligations.  Party A shall be discharged of its obligations to Party B only to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified

Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Party B in this Confirmation or the Agreement, and Party B will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any such loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s negligence or willful misconduct.

Acknowledgments:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable.

4. The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral.  Obligations under this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.  In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) this Transaction and (ii) all other transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC Topic 815, Derivatives and Hedging, as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement).

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than this Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would equal or exceed the Post-Effective Limit, (ii) Party A’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 8.5% of the outstanding Shares or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 8.5% of the then outstanding Shares (each of such events in clauses (i), (ii) and (iii), an “Excess Ownership Position”).  Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, an Excess Ownership Position would exist.  If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, an Excess Ownership Position would not exist.  Party A shall use its commercially reasonable efforts to eliminate the existence of an Excess Ownership Position prior to any Settlement Date.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph; provided that, in all events, Party A shall make such payment due in respect of the full number of Settlement Shares for the related Settlement Date to Party B no later than the 45th day following such Settlement Date (it being understood, for the avoidance of doubt, that this proviso shall not affect Party B’s obligation to deliver such Settlement Shares pursuant hereto, including, without limitation, pursuant to the penultimate sentence of the immediately preceding paragraph).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Address:	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036-8293
Attention:	Anthony Cicia

Telephone Number:	(212) 762-4828
Facsimile Number:	(212) 507-4338

Address for notices or communications to Party B:

Address:	Pepco Holdings, Inc.
701 Ninth Street, N.W.
Washington, DC 20068
Attention:	Jane K. Storero
Corporate Secretary
Telephone No.:	(202) 872-3487
Facsimile No.:	(202) 331-6659

(b)
Waiver of Right to Trial by Jury.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation.  Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Additional Provisions:

The parties hereto intend for:

(a)
this Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)
a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that this Transaction is, and shall constitute, a “qualified financial contract” as that term is defined in 12 U.S.C. 1821(e)(8)(d)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into this Transaction as evidenced by the execution hereof by an officer of Party A at the level of vice president or higher.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with, any such Section) shall be so held to be invalid or unenforceable.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

Morgan Stanley & Co. LLC

By:
Name:
Title:

Confirmed as of the date first written above:

Pepco Holdings, Inc.

By:
Name:
Title:

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)           If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Party B) private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply.  The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Party B) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Party B) for private placement agreements, all reasonably acceptable to Party A.  In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares.  Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the second Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i).  For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)           If Party B delivers any Restricted Shares in respect of this Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall (so long as Party A or any such affiliate is not an “affiliate” of Party B within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

ANNEX B

FORM OF OPINION OF COUNSEL

1.           The shares of common stock, par value $0.01, of the Company (the “Shares”) initially issuable under the Additional Forward Agreement (as defined in the Purchase Agreement) pursuant to Physical Settlement (as defined in the Additional Forward Agreement) have been duly authorized and, when issued to, and paid for by, the Forward Counterparty pursuant to the terms of the Additional Forward Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive rights under the General Corporation Law of the State of Delaware or the restated certificate of incorporation or amended and restated bylaws of the Company.

2.           No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Additional Forward Agreement, or the General Corporation Law of the State of Delaware, is required for the execution, delivery and performance by the Company of its obligations under the Additional Forward Agreement, except such (a) as may be required under federal or state securities or Blue Sky laws or (b) relating specifically to public utility holding companies or the utilities industry, as to which we express no opinion.

3.           The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Additional Forward Agreement will not contravene (i) the restated certificate of incorporation or amended and restated bylaws of the Company, (ii) any agreement that is specified in an annex to the legal opinion or (iii) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Additional Forward Agreement, or the General Corporation Law of the State of Delaware, provided that we express no opinion as to (a) federal or state securities or Blue Sky laws or (b) laws relating specifically to public utility holding companies or the utilities industry.

4.           The Additional Forward Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

ANNEX C
FORM OF GUARANTEE

[___]7, 2012

To:           Pepco Holdings, Inc.

Ladies and Gentlemen:

In consideration of Pepco Holdings, Inc. (hereinafter “Counterparty”) having entered into or entering into that certain trade dated as of [___]8, 2012, Confirm Number [MS CONFIRM NUMBER] with Morgan Stanley & Co. LLC (hereinafter “Obligor”) (such confirmation exchanged between the parties hereinafter the “Confirmation”), Morgan Stanley, a Delaware corporation (hereinafter “Guarantor”), hereby irrevocably and unconditionally guarantees to Counterparty, with effect from the date of the Confirmation, the due and punctual payment of all amounts payable by Obligor under the Confirmation when the same shall become due and payable, whether on scheduled payment dates, upon demand, upon declaration of termination or otherwise, in accordance with, and subject to, the terms of the Confirmation and giving effect to any applicable grace period. Upon failure of Obligor punctually to pay any such amounts, and upon written demand by Counterparty to Guarantor at its address set forth in the signature block of this guarantee (the “Guarantee”) (or to such other address as Guarantor may specify in writing), Guarantor agrees to pay or cause to be paid such amounts; provided that delay by Counterparty in giving such demand shall in no event affect Guarantor's obligations under this Guarantee. This Guarantee is of payment and not of collection.

Guarantor hereby agrees that its obligations hereunder shall be continuing and unconditional and will not be discharged except by complete payment of the amounts payable under the Confirmation, irrespective of (1) any claim as to the Confirmation's validity, regularity or enforceability or the lack of authority of Obligor to execute or deliver the Confirmation; or (2) any change in or amendment to the Confirmation; or (3) any waiver or consent by Counterparty with respect to any provisions thereof; or (4) the absence or existence of any action to enforce the Confirmation, or the recovery of any judgment against Obligor or of any action to enforce a judgment against Obligor under the Confirmation; or (5) the dissolution, winding up, liquidation or insolvency of Obligor, including any discharge of obligations therefrom; or (6) any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally.

Guarantor hereby waives diligence, presentment, demand on Obligor for payment or otherwise (except as provided hereinabove), filing of claims, requirement of a prior proceeding against Obligor and protest or notice, except as provided for in the Confirmation with respect to amounts payable by Obligor.  If at any time payment under the Confirmation is rescinded or must be otherwise restored or returned by Counterparty upon the insolvency, bankruptcy or reorganization

7 Insert date on which option set forth in Section 3(b) of Purchase Agreement is exercised.

8 Insert date on which option set forth in Section 3(b) of Purchase Agreement is exercised.

of Obligor or Guarantor or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by Counterparty.

Guarantor represents to Counterparty, as of the date hereof, that:

1.           it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

2.           its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law, regulation or contractual restriction binding on it or its assets;

3.           all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

4.           this Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' right or by general equity principles.

Each of the provisions contained in this Guarantee shall be severable and distinct from one another and if one or more of such provisions are now or hereafter becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Guarantee shall not in any way be affected, prejudiced or impaired thereby.

By accepting this Guarantee and executing the Confirmation, Counterparty agrees that Guarantor shall be subrogated to all rights of Counterparty against Obligor in respect of any amounts paid by Guarantor pursuant to this Guarantee, provided that Guarantor shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation only to the extent that it has paid all amounts payable by Obligor under the Confirmation.

This Guarantee shall expire on March 5, 2013, however, this guarantee may be terminated upon 15 days prior written notice to that effect actually received by Counterparty. Such expiration or termination shall not, however, affect or reduce Guarantor's obligation hereunder for any liability of Obligor incurred with respect to transactions entered into by Obligor prior to such expiration.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without reference of its choice of law doctrine. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Confirmation.

MORGAN STANLEY

By:
Name:
Title:
Address: 1585 Broadway New York, NY 10036
Attn: Treasurer
Fax No.: 212-762-0337
Phone: 212-761-4000